                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1


Arcair Stoody Europe S.A. (Belgium)                     Marison Cylinder Company
Europa Building                                         101 South Hanley Road, Suite 600
Chorley North Industrial Park                           St. Louis, MO 63105
Drumhead Road
Chorley Lancashire PR6 7BX England                      Maxweld & Braze Pty. Ltd.
                                                        9 First Street
C&G Systems, Inc.                                       Boksburg North
1401 Glenlake                                           Boksburg, South Africa
Itaska, IL 60143                                        Stand #471 B14

C&G Systems Holding, Inc.                               MECO Holding Company
101 South Hanley Road, Suite 600                        101 South Hanley Road, Suite 600
St. Louis MO 63105                                      St. Louis, MO 63105

Canadian Cylinder Company                               Metalservice S.A.
2220 Wyecroft Road                                      Piloto Lazo #90 Cerillos
Oakville, Ontario                                       Santiago, Chile
Canada L6L 5V6
                                                        Modern Engineering Company, Inc.
Comet Property Holdings Limited                         Unit 65, US Highway I-55 South
Accra Bldg. 122 Gamboa Street                           Gallman, MS 39077
Lagaspi Village
Makati City, Philippines                                O.C.I.M. S.r.l.
                                                        Via Benaco, 3
Comweld Group Pty Ltd.                                  S. Giuliano Milanese (MI)
85 Chifley Drive                                        Milan, Italy 20098
Preston Victoria, 3072
Australia                                               Palco Trading Company
                                                        P.O. Box 34 - 35
Comweld Malaysia Sdn. Bhd.                              Dubal, UAE
Lot 151, Rawang Integrated Industrial Park
Jalan Batu Arang                                        Philippine Welding Equipment, Inc.
48000 Rawang                                            Ground Floor, PWE Bldg.
Selangor Darul Ehsan                                    North Road Jagobiao
West Malaysia                                           Mandaue City
                                                        Cebu, Philippines
Comweld (Philippines) Inc.
85 Chifley Drive                                        PT Comweld Indonesia
Preston Victoria 3072                                   Kawasan Industri Jababeka
Australia                                               JI Jababeka VI Block P No. 3
                                                        Cikarang, Bekasi 17550
Coyne Natural Gas System, Inc.                          Indonesia
101 South Hanley Road, Suite 600
St. Louis, MO 63105                                     PT Thermadyne Utama Indonesia (f/k/a PT Catu...)
                                                        Kawasan Industri Jababeka
Duxtech Pty Ltd.                                        JI Jababeka VI Block P No. 3
85 Chifley Drive                                        Cikarang, Bekasi 17550
Preston Victoria 3072                                   Indonesia
Australia
                                                        Quetack Pty Ltd.
GENSET SpA                                              85 Chifley Drive
Thermadyne Italia S.P.A. fka PALCO, Italia S.P.A.       Preston Victoria 3072
Via Stazione 5                                          Australia
Villanova d'Ardenghi
Pavia 27030 Italy

Quetala Pty Ltd.                                Thermadyne China (Shanghai)
85 Chifley Drive                                Room 102A
Preston Victoria 3072                           685 Dingxi Road
Australia                                       Changning District
                                                Shanghai 200052
Quetala Unit Trust                              P.R. China
85 Chifley Drive
Preston Victoria 3072 Australia                 Thermadyne Cylinder Co.
                                                2220 Wyecroft Road
Soltec S.A.                                     Oakville, Ontario
Piloto Lazo #90 Cerrillos                       Canada L6L 5V6
Santiago 7278654 Chile
                                                Thermadyne de Mexico S.A. de C.V.
Stoody Company                                  Francisco del Paso y Troncoso 869
5557 Nashville Road                             Col Los Reyes
Bowling Green, KY 42101                         Mexico City, Mexico 08620

TAG Realty                                      Thermadyne do Brasil Ltda
101 South Hanley Road, Suite 600                Rau Marechal Deodro 597
St. Louis, MO 63105                             Vila Paulo Apto 121
                                                Sao Caetano Do Suls 09541300
TEC.MO. S.r.l.
Via Rio Fabbiani, 8                             Thermadyne Foreign Sales Corporation (Barbados)
40067 Rastignano                                c/o Price Waterhouse Corporate Services
Bologna, Italy                                  Price Waterhouse Centre
                                                Collymore Road, St. Michael, Barbados
Thermadyne Asia/Pacific PTE Ltd.
UE Tech Park #02-03                             Thermadyne Holding Corp.
8 Pandane Crescent                              101 S. Hanley Road, Suite 600
Singapore 128464                                St. Louis, MO 63105

Thermadyne Asia SDN BHD (Malaysia)              Thermadyne Industries, Inc.
Lot 151, Rawang Integrated Industrial Park      101 South Hanley Road, Suite 600
Jalan Batu Arang                                St. Louis, MO 63105
48000 Rawang
Selangor Darul Ehsan                            Thermadyne Industries Limited (UK)
West Malaysia                                   Europa Building
                                                3 Chorley North Industrial Park
Thermadyne Australia Pty Ltd.                   Chorley Lancashire PR6 7BX England
85 Chifley Drive
Preston Victoria 3072                           Thermadyne International Corp.
Australia                                       2070 Wyecroft Road
                                                Oakville, Ontario
Thermadyne Brazil Holdings, Ltd.                Canada L6L 5V6
101 South Hanley Road, Suite 600
St. Louis, MO 63105                             Thermadyne Italia SRL
                                                Via Gb Stucchi 66120A
Thermadyne Capital Corp.                        Monza, Italy 20052
101 South Hanley Road, Suite 600
St. Louis, MO 63105                             Thermadyne Hong Kong Limited
                                                3rd Floor Block G Marigold Garden
Thermadyne Chile Holdings, Ltd.                 12-14 Marigold Road
101 South Hanley Road, Suite 600                Kowloon
St. Louis, MO 63105                             Hong Kong

Thermadyne Japan Ltd.                           Thermal Arc Philippines Inc.
4-3-18-201 Zuiko Higashi                        Ground Floor, PWE Building
Yodogawa-Ka                                     North Road, Jagobiao
Osaka, Japan 533-0005                           Mandaue City 6014
                                                Cebu Philippines
Thermadyne Korea, Ltd.
Lot 151, Rawang Integrated Industrial Park      Tweco de Mexico SA de C.V.
Jalan Batu Arang                                Jesus Siqueiros 652
48000 Rawang                                    Col. Alvaro Obregon
Selangor Darul Ehsan                            Hermosillo Sonora, Mexico 83170
Malaysia
                                                TWECO Products, Inc.
Thermadyne Mfg. LLC                             4200 West Harry
101 South Hanley Road, Suite 600                Wichita, KS 67209
St. Louis, MO 63105
                                                Victor Coyne International, Inc.
Thermadyne Receivables, Inc.                    2800 Old Airport
101 South Hanley Road, Suite 600                Denton, TX 76202
St. Louis, MO 63105
                                                Victor Equipment Company
Thermadyne South Africa (Pty) Ltd.              2800 Old Airport Road
Dba Unique Welding Alloys                       Denton, TX 76205
9 First Street
Boksburg North                                  Victor Equipment de Mexico, S.A. de C.V.
Boksburg, South Africa                          Jesus Siqueiros #652
Stand #471 B14                                  Colonia Alvaro Obregon
                                                Hermosillo, Sonora, Mexico, 83170
Thermadyne South America Holdings, Ltd.
E&Y Corporate Services Ltd.                     Victor Gas Systems, Inc.
One Capital Place PO Box 1034                   960 Brookroad Suite 1
George Town Grand Cayman                        Conshohocken, PA 19428-1100
Cayman Island
                                                Wichita Warehouse Corp.
Thermadyne (Thailand) Co. Ltd.                  4200 West Harry
Piansri Wattana Bldg. 29/9 Moo 14               Wichita, KS 67209
Banga-Trad Road Rm 6 Bangkaew
Bangplee Samutprakarn Thailand 10540

Thermadyne Victor Ltd.
Avenida Brazil 13629
Rio de Janeiro  RJ 21012 - 351
Brazil

Thermadyne Welding Products Canada, Ltd.
2070 Wyecroft Road
Oakville, Ontario
Canada L6L 5V6

Thermal Dynamics Corp.
Industrial Part #2
West Lebanon, NH 03784

Thermal Arc, Inc.
2200 Corporate Drive
Troy, OH 45373